UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPlife Digital Solutions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	4899	82-4868628
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

338 North Market Street, #161

San Jose, CA 95110

Telephone: 86 136 5179 3584

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Corporate Creations Network Inc.

8275 South Eastern Avenue, #200

Las Vegas, NV 89123

Telephone: (302) 351-3367

(Name, Address, and Telephone Number for Agent of Service)

Copies to:

BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, 14th Floor
Salt Lake City, UT 84111

Telephone: (801) 303-5730

chase@bcjlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated Filer	☐
Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.          ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, par value $0.001 (2)	3,611,552	$0.0875	(1)	$316,011	$39.34
Total	3,611,552			$316,011	$39.34

____________________

(1)

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable, and, as such, the registrant has valued the common stock in good faith and for purposes of calculation of the registration fee. In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) (3)

Shares of common stock currently issued and outstanding to be sold by certain Selling Security Holders (as hereinafter defined).

The fee is calculated by multiplying the aggregate offering amount by .0001245, pursuant to Section 6(b) of the Securities Act of 1933.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (APPLIFE DIGITAL SOLUTIONS, INC.), AS WELL AS THE SELLING SECURITY HOLDERS (DEFINED BELOW), MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

SUBJECT TO COMPLETION DATED __________________

PRELIMINARY PROSPECTUS

APPLIFE DIGITAL SOLUTIONS, INC.

There are 3,611,552 shares being registered by the Selling Security Holders of the Company. This is a primary offering of common stock of the Company. The Selling Security Holders will sell their shares at a fixed price of $0.0875 until such time as the common stock is listed on a national securities exchange, or quoted on the OTC Bulletin Board, OTCQX or OTCQB.  There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement of which this prospectus forms a part, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board or the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market, the OTC Link, LLC. We do not yet have a market maker who has agreed to file that application.

We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering. We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.

Our business is subject to many risks, and investing in our securities involves a high degree of risk. See the section titled “Risk Factors” herein, beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders and the Company may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the Selling Security Holders and the Company are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is _____________, 2018.

PROSPECTUS SUMMARY5

RISK FACTORS5

Risks Relating to Our Common Stock9

Risks Associated with this Offering11

THE OFFERING12

USE OF PROCEEDS13

DETERMINATION OF OFFERING PRICE13

DIVIDEND POLICY13

MARKET FOR OUR COMMON STOCK13

FORWARD-LOOKING STATEMENTS14

DILUTION14

SELLING SECURITY HOLDERS14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION16

DESCRIPTION OF BUSINESS20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS21

EXECUTIVE COMPENSATION23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT23

PLAN OF DISTRIBUTION25

DESCRIPTION OF SECURITIES26

SHARES ELIGIBLE FOR FUTURE SALE27

LEGAL MATTERS28

EXPERTS28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE28

WHERE YOU CAN FIND MORE INFORMATION29

INDEX TO AUDITED FINANCIAL STATEMENTS39

Item 13. Other Expenses of Issuance and Distribution50

Item 14. Indemnification of Officers and Directors50

Item 15. Recent Sales of Unregistered Securities51

Item 16. Exhibits and Financial Statement Schedules.51

Item 17. Undertakings51

SIGNATURES53

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “APPlife,” “we,” “us,” or “our” refer to APPlife Digital Solutions, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important for you to consider. Before making an investment decision in our shares, you should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

APPlife Digital Solutions, Inc. (the “Company”) was formed March 5, 2018, in Nevada and has offices in San Jose, California and Shanghai, China.  Our office in San Jose, California allows us to take advantage of the marketing opportunities available in the United States as well as keeping close proximity to sources of capital whether it is debt or equity.  Our offices in Shanghai, China allows us to take advantage of a high concentration of skilled tech coders and developers at lower capital costs than in more developed countries such as the United States or Europe.  The Company’s mission is using digital technology to create APPs and websites that make life, business and living easier, more efficient and just smarter.

We are a development stage company with a limited operating history, operations, and revenues and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost.

Where You Can Find Us

Our offices are currently located at 338 North Market Street, #161, San Jose, CA 95110.  Our telephone number is 86 136 5179 3584.

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business and Industry

We have a limited operating history, and our ability to generate revenue sufficient to support our operations is uncertain.

We were formed on March 5, 2018 and have only recently begun operations.  We have a limited operational history upon which you can evaluate our potential for future success. Additionally, we are subject to additional risks associated with early-stage businesses, many of which will be beyond our control. These risks include uncertainty about our maintain or increase our revenues, our ability to limit our operational expenses, other operational difficulties, lack of sufficient capital, competition from more advanced companies selling similar floor safety products, and unanticipated problems, delays, and expenses relating to the implementation of our business plan. We cannot ensure that we will operate profitably in the future, or that we will have adequate working capital to meet our obligations as they become due.

We cannot guarantee continued sales of our products or services.

The Company’s business is focused on providing digital technology to create Apps and websites. We cannot provide any assurance that our products and services will sell or continue to sell at rates they have historically.  Our products and services may become less attractive compared to competing products and services, and our business would be harmed.

We may be unable to effectively implement our business model and expand.

Our business model and growth and marketing strategy is predicated on its ability to introduce our products and services to the market. We cannot assure that we will be able to execute our business plan, introducing our products and services into new markets, that customers will embrace our products compared to competing products and services already well established in those markets, that any of the target markets will adopt our products and services, or that prospective customers will agree to pay the prices for our products and services in those new markets we plan to charge. In the event prospective customers resist our products and services and paying the prices we will charge, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

 We may incur significant debt to finance our operations.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness, or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

The Company is dependent on the performance of certain personnel.

The Company’s success depends substantially on the performance of its CEO and key employee, Matt Reid.  Given the Company’s relatively early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect the Company’s ability to market, sell, and enhance its products. While Mr. Reid is currently devoting his full-time working efforts to the Company, other employees of the Company may only be available to the Company on a part-time basis. The loss of one or more of its key employees or the Company’s inability to hire and retain other qualified employees, including but not limited to research and development staff, sales staff, field staff, and corporate office support staff, could have a material adverse effect on the Company’s business.

The Company has not established consistent methods for determining the consideration paid to management.

The consideration being paid by the Company to its CEO, Mr. Reid, has not been determined based on arm’s length negotiation. While management believes that Mr. Reid’s current compensation arrangement is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of his services. Additionally, in the future, the Company may grant net profits interests to its executive officers in addition to stock options, which may further dilute shareholders’ ownership of the Company.

There is no guarantee that the Company will pay dividends to its shareholders.

The Company does not anticipate declaring and paying dividends to its shareholders in the near future. It is the Company’s current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of the Company’s Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s Board of Directors.

A small group of Company employees and their related parties hold a majority of the control of the Company.

As of September 27, 2018, the Company’s CEO, Mr. Reid, owns approximately 86.9% of the Company’s outstanding Common Stock. By virtue of such stock ownership, Mr. Reid is able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such management or that such conflicts will be resolved in a manner favorable to the Company.

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management and its affiliates to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

We may be subject to liabilities that are not readily identifiable at this time.

The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs we would be required to be pay, regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, suppliers, employees, and others. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments, and awards can add to the Company’s costs.

In the course of business, the Company may incur expenses beyond what was anticipated.

Unanticipated costs may force the Company to obtain additional capital or financing from other sources or may cause the Company to lose its entire investment in the Company if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholder investment in the Company is diminished.

The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the By-Laws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it. If the Company’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

The Company is required to indemnify its directors and officers.

The Company’s By-Laws provide that the Company will indemnify its officers and directors to the maximum extent permitted by Nevada law. If the Company were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

We may encounter difficulties managing any growth, and if we are unable to do so, our business, financial condition and results of operations may be adversely affected.

If we are able to successfully launch our apps and websites, as our operations grow, the simultaneous management of development, production and commercialization across our target markets will become increasingly complex and may result in less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

Our success also depends in part on our management’s expertise managing a public company, and our management has no expertise in this area. If our management is not able to manage the company properly as a public company, our business would be harmed.

Matt Reid, our CEO and director, has no experience in management positions with public companies. If our management is not able to successfully manage the Company as a public company, including complying with various regulatory, disclosure and reporting obligations of public companies, our business would be harmed.

Due to the fact that our sole officer and director is located in China, your rights as an investor in the United States may be limited in the following ways.

Our sole officer and director, Matt Reid, resides in China and operates the Company from China. As a result, as an investor you may have difficulty with the following:

•	effecting service of process within the United States against our non-U.S. resident officer and director;

•	enforcing U.S. court judgments in the United States based upon the civil liability provisions of the U.S. federal securities laws against the above-referenced foreign person;

•	enforcing U.S. court judgments in a Chinese court based on the civil liability provisions of the U.S. federal securities laws against the above foreign person; and

•	bringing an original action in a Chinese court to enforce liabilities based upon the U.S. federal securities laws against the above foreign person.

Risks Related to Our Intellectual Property

We may become involved in intellectual property disputes, which may disrupt our business and require us to pay significant damage awards.

Third parties may sue us for intellectual property infringement, which, if successful, could disrupt our business, cause us to pay significant damage awards or require us to pay licensing fees.  We may also be required to pay penalties, judgments, royalties or significant settlement costs.  If we fail or are unable to develop non-infringing technology our business could suffer.

Third parties may misappropriate our proprietary technologies, information, or trade secrets despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development partners, contract manufacturers, and other contractors and shipping agents) may have custody or control of any proprietary processes and technologies developed by us. If proprietary technologies developed by us were stolen or misappropriated, they could be used by other parties who may be able to use the technologies for their own commercial gain. In the event that any proprietary technologies are developed and then misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

Risks Relating to Our Common Stock

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, par value $0.001 per share, of which 117,641,185 shares are issued and outstanding as of September 27, 2018. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board or another over-the-counter quotation board (the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market) after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board (or another over-the-counter quotation board) or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Because our CEO and director, Mr. Reid, owns a majority of our outstanding common stock, he could authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could then authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

We have used an arbitrary offering price.

The offering price of $0.0875 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Risks Associated with this Offering

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary.

There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues.

In addition, if our shares are quoted on the OTC Bulletin Board or another over-the-counter quotation board, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTC Bulletin Board or another over-the-counter quotation board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

THE OFFERING

There are 3,611,552 shares being registered by the Selling Security Holders of the Company. This is a primary offering of common stock of the Company. The 3,611,552 shares being registered in the primary offering were purchased from the Company by thirty-nine private individuals at $0.0612 per share.  The Selling Security Holders will sell their shares at a fixed price of $0.0875 until such time as the common stock is listed on a national securities exchange, or quoted on the OTC Bulletin Board, OTCQX or OTCQB.  There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement of which this prospectus forms a part, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board or the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market, the OTC Link, LLC. We do not yet have a market maker who has agreed to file that application. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares by the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those by the Selling Security Holders. The Selling Security Holders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the OTC Bulletin Board or another quotation board (such as the OTCQB). We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

We have issued 117,641,185 shares of common stock since the Company’s inception on March 5, 2018, all of which are restricted shares. As of September 27, 2018, we had no outstanding shares of preferred stock, options, warrants, notes payable convertible into capital stock, or other securities that are convertible into shares of common stock.

Holders

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of the Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering 3,611,552 shares for existing security holders (the “Selling Security Holders”). Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

The following table sets forth the shares beneficially owned, as of September 27, 2018, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 117,641,185 shares of our common stock issued and outstanding as of September 27, 2018.

Name of Selling Security Holder	Number of Shares Owned by Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Issued and Outstanding after the Offerings (1)
Matthew Reid	102,239,209	-	102,239,109	85.45%
Chu Shi Yang	130,700	130,700	-	-
Philippe Macridis	408,497	300,000	108,497	0.09%
Dylan Rykerson	163,399	163,399	-	-
Eric Schaffer	163,399	163,399	-	-
Noah Mora Jr.	571,896	300,000	271,896	0.22%
Robert Lindo	653,595	300,000	353,595	0.29%
Natalia Bruschi	784,314	400,000	384,314	0.32%
Mike Wheeler	128,268	128,268	-	-
Patrick Mckeller	163,398	163,398	-	-
Lesly Bernard	100,000	100,000	-	-
iStock Daily	571,895	300,000	271,895	0.22%
Brunson Chandler & Jones, PLLC	245,098	245,098	-	-
Stephen Solarsh	10,900,327	500,000	10,400,327	8.69%
Elizabeth Germano	40,850	40,850	-	-
Stephen N. Solarsh ITF Lindsay Germano	40,850	40,850	-	-
Stephen N. Solarsh ITF Raegen Germano	40,850	40,850	-	-
Joan Borberly	8,170	8,170	-	-
Joanie Borbely ITF Smadahl Segar	8,170	8,170	-	-
Joan Borberly ITF Maxine Lavitt	8,170	8,170	-	-
Joan Borberly ITF Ilana Kenville	8,170	8,170	-	-
Joan Borberly ITF Rebekah Segar	8,170	8,170	-	-
Yasmin Karim	100,000	100,000	-	-
Benjamin Mitchell McCoy	8,170	8,170	-	-
Johann Keviin Holmberg	8,170	8,170	-	-
Mark Anthony McKeller	8,170	8,170	-	-
William Edward Hurley	8,170	8,170	-	-
Jonathan Andrew Wood	16,340	16,340	-	-
Andrew Cottingham	8,170	8,170	-	-
Brian Thomas	8,170	8,170	-	-
Marcus David Jones	16,340	16,340	-	-
Rohit and Lena Wariyar Revocable Trust	8,170	8,170	-	-
Ya Hong Li	8,170	8,170	-	-
Rebecca White	8,170	8,170	-	-
James Philp	15,000	15,000	-	-
Steven R. Ashkinos	8,170	8,170	-	-

Jayme Owen Ashkinos	8,170	8,170	-	-
Dong Xiaowen	8,170	8,170	-	-
Ian Belkin	8,170	8,170	-	-
Total	117,641,185	3,611,552	114,029,633	95.31%

(1)

Assumes all of the Selling Security Holders shares of common stock offered in this prospectus are issued and sold, and no other shares of common stock are issued or sold during the offering period. Based on 117,641,185 shares of common stock issued and outstanding as of September 27, 2018.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

APPlife Digital Solutions, Inc. (the “Company”) was formed March 5, 2018, in Nevada and has offices in San Jose, California and Shanghai, China.  Our office in San Jose, California allows us to take advantage of the marketing opportunities available in the United States as well as keeping close proximity to sources of capital whether it is debt or equity.  Our offices in Shanghai, China allows us to take advantage of a high concentration of skilled tech coders and developers at lower capital costs than in more developed countries such as the United States or Europe.  The Company’s mission is using digital technology to create and invest in APPs and websites that make life, business and living easier, more efficient and just smarter.

Plan of Operation

During the next twelve months, the Company plans to complete the current projects we have already begun coding. Our marketing and business management/executive team will operate from both Shanghai China and our offices in San Jose. We will continue to explore new concepts and opportunities to invest in projects that meet our criteria. Our business model is to develop and build out our Drinx and Rooster Apps and web based business over the next year.  We plan to engage multiple resources and partners to market our first two completed projects B2BCHX and Smartrade.  We anticipate that Drinx and Rooster will launch and be marketed within the next twelve months.  In additional to our App development, we intend to find projects that can be assisted by our marketing and capitalization capabilities where we can play an active role in the project’s success.

Results of Operations

Revenue

Since inception through the period ended September 30, 2018, we did not generate any revenue. The Company has been in the process of marketing and developing its apps, hiring developers and coders, incurring professional fees for registering its common stock and identifying other apps and partnerships to generate revenues as the Company expands its operations.

 Operating Income (Loss)

During the three months ended September 30, 2018 and the period ended June 30, 2018 we had operating expenses of $30,266 and $171,090, respectively.  This loss was due primarily to the professional fees paid to consultants, a promissory note issued to GHS related to the equity financing and other general and administrative expenses incurred.

Other Income (Expense)

For the three months ended September 30, 2018 and the period ended June 30, 2018, we incurred $1,493 and $1,497 of other expense, respectively, all due to interest expense.

Net loss

We reported a net loss of $31,759 and $172,587 for the three months ended September 30, 2018 and the period ended June 30, 2018, respectively.

Working Capital

	September 30, 2018	June 30, 2018
Current assets	$550,566	$21,490
Current liabilities	200,279	209,077
Working capital / (deficit)	$350,287	$(187,587)

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party.

Going Concern

As reflected in the accompanying financial statements, the Company has no revenue generating operations and has an accumulated deficit $204,346 and $172,587 as of September 30, 2018 and June 30, 2018, respectively. In addition, the Company has experienced negative cash flows from operations since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Liquidity and Capital Resources

	Three months ended September 30, 2018	Year ended June 30, 2018
Net Cash Used in Operating Activities	$15,176	$10,010
Net Cash Used in Investing Activities	64,286	-
Net Cash Provided by Financing Activities	618,538	21,500
Net Increase in Cash	$539,076	$11,490

Our cash was $550,566 and $11,490 at September 30, 2018 and June 30, 2018, respectively.  We recorded a net loss of $31,759 and $172,587 for the three months ended September 30, 2018 and the period ended June 30, 2018, respectively.  We expect our expenses will continue to increase during the foreseeable future as a result of increased operations and the development of our apps and business operations.  We anticipate generating revenues with our B2BCHX app, but only minimal revenues for our other apps over the next twelve months.  Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan.  If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition.  There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity.  Due to our operating losses, our operations have not been a source of liquidity.  We will need to obtain additional capital in order to expand operations and become profitable.  In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders.  There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned marketing efforts and development of our apps, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

•Curtail the development of our apps,

•Seek strategic partnerships that may force us to relinquish significant rights to our apps, or

•Explore potential mergers or sales of significant assets of our Company.

Investing Activities

On May 3, 2018, the Company entered into an agreement to purchase 21% of Smartrade Exchange Services, Inc. (“Smartrade”) for $450,000 in various tranches based on defined milestones. Payment shall be made in five installments, each are 45 days apart, over six months beginning on October 15, 2018, as each milestone is completed. On the date the agreement, Smartrade issued 4.66% of its common stock, on a fully diluted basis, to the Company. In exchange, the Company shall pay $100,000 to Smartrade on October 15, 2018. On September 4, 2018, the Company acquired an additional 3% of Smartrade’s common stock. In addition, the Company also holds one of five seats on Smartrade’s board of directors.  Smartrade has not created formal governance documents for their board of directors and the current board operates in an advisory capacity only and simply consults with the officers of Smartrade.  The board of directors has no direct control over the day to day operations of Smartrade.

Smartrade is a cryptocurrency exchange platform that allows retail customers to buy and sell cryptocurrencies for their personal accounts.  We assist Smartrade with marketing, but we are not involved in the day to day operations of Smartrade or its exchange platform.  This arrangement enables us to review Smartrade’s marketing and advertising materials so that we can attempt to prevent Smartrade from releasing any illegal or incorrect information. We also created the name brand of ‘Smartrade” and our arrangement will enable us to protect both the brand name and the Company, however there can be no assurance that this arrangement will provide us with the ability to prevent illegal or incorrect information from being released or that the brand name will be protected.

Smartrade is operating in Canada, parts of the European Union, South America and Asia. They are not operating in the Unites States.  Any new accounts opened by Unites States citizens are rejected based on home address or identification from the US turned in during the KYC process.  We believe that our investment in Smartrade will provide additional revenue to the Company as Smartrade expands into other markets, as well as adopting more cryptocurrencies to buy and sell for its customers pending necessary regulatory approvals.

Financing Activities

During the period from March 5, 2018 (inception) to June 30, 2018, the Company engaged GHS Investments, LLC (“GHS”) to provide funding.  GHS paid expenses on behalf of the Company and charged a commitment fee in the form of promissory note.  The notes carry an 8% annual interest rate and the balance of notes payable at June 30, 2018 was $73,000.  During the three months ended September 30, 2018, the Company raised $608,538 from the sale of common stock and received additional proceeds of $10,000 bringing the total notes payable balance to $83,000.  Interest expense accrued for the three months ended September 30, 2018 and the period ended June 30, 2018 was $1,493 and $1,497, respectively.

Professional Fees

Professional fees were minor for the period from March 5, 2018 (inception) through June 30, 2018 and for the three months ended September 30, 2018. However, the Company expects professional fee costs to increase as the Company is a public reporting company with the Securities and Exchange Commission, which requires that it maintain relationships with both PCAOB registered audit firms and securities counsel to assist with the SEC reporting requirements. In addition, the Company may also attempt to purchase other entities or assets and operations of other entities if the advantageous situation presents itself. This could require the Company to incur substantial professional fees.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“GAAP”) and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 2, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Form S-1, describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are those related to revenue recognition. Management considers these policies critical because they are both important to the portrayal of the Company’s financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters. The Company’s management has reviewed these critical accounting policies and related disclosures.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, ”Revenue Recognition,” only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;

ii)	Service has been provided or when customers take possession of products;

iii)	The fee is fixed or determinable; and,

iv)	Collection is reasonably assured.

Service income is derived progressively based on the amount of work rendered. A contract site typically comprises of hundreds to thousands of units that requires the application of the chemical solutions. Revenue from service income is recognized progressively based on the number of units completed.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

DESCRIPTION OF BUSINESS

Products

As of the period from inception, through the today’s date, we did not generate any revenue and incurred expenses and operating losses, as part of our developmental stage activities in developing three apps, B2BCHX, DRINX and ROOSTER.  B2BCHX is our first fully developed app that is available in iTunes App Store and Google Play.  B2BCHX allows business owners around the world to order background checks on Chinese companies to prevent fraudulent business transactions.  The retail price for each report is US$79.99.

Our DRINX app is in development and we believe the beta version will be ready by the middle of the first quarter of fiscal year 2019.  DRINX app allows anyone to purchase a virtual drink ticket anywhere and at anytime for friends and colleagues.  We anticipate the sources of revenue will come from advertising and sponsorships from alcohol companies promoting products on the app, user fee of $0.99 to send each drink and discounts provided by the bars and restaurants for purchases made by the app.

Our ROOSTER app is in development and we believe the beta version will be ready by the second quarter of fiscal year 2019.  ROOSTER allows men to order their entire toiletry kit delivered on a monthly or bi-monthly schedule through the dashboard of the app.  We anticipate the sources of revenue will come from subscriptions averaging $500 per year and advertising and sponsorships.

For the period ended June 30, 2018, we have experienced a net loss of $172,587, used net cash in operating activities of $10,010 and an accumulated deficit of $172,587 at June 30, 2018.

For the three months ended September 30, 2018, we have experienced a net loss of $31,759, used net cash in operating activities of $15,176 and an accumulated deficit of $204,346 at September 30, 2018.

The Company anticipates that it would need a minimum of approximately $1,500,000 over the next 12 months to continue as a going concern and bring the Company’s apps to market and generate revenue within that time frame.  Specifically, in order for the Company to fully implement its plans to create apps and spend the necessary marketing expenditures for them we will need: (1) $750,000 for marketing expenses, (2) $500,000 for general administration and overhead expenses, (3) $180,000 for legal and accounting expenses, and (3) $70,000 for developers and engineers and app and server maintenance expenses.  If we are not able to raise enough funds, we may be forced to look for capital through debt or equity, which would dilute our common stockholders.

Competition

Although there are countless app and website developers and companies out there, we believe we have advantages over competitors.  First our dual location of offices. Our business, management and marketing based in the U.S and our development team is located in Shanghai. Our creative team works in both places.  Access to talent at a much more reasonable cost in Shanghai allows flexibility and that allows creativity to be explored more freely and makes completing projects with new or unique features much more likely. We can also finish faster and for less money and then focus dollars on marketing and obtaining customers.  Second, our planned access to investment capital and filing to trade as a public company will allow us to not only build and develop our own concepts and ideas like any other app development company, but we will also be able to explore opportunities to invest in and participate in the growth and development of other companies that are not our own in-house projects, which will hopefully give us the advantage of accelerated growth.

Marketing Strategy

Our marketing strategy is carefully built and tailored for each of our individual projects. Multiple projects in varying industries allows us to cast a wide net in attracting customers from different marketplaces globally.

Our completed project B2BCHX will be marketed as an anti-fraud or fraud prevention service when doing business with a Chinese company. The Company believes that globally, clients of Chinese businesses have no way to verify information or do a background check in a cost-effective way.   B2BCHX helps prevent fraud by providing customers with a background check in an inexpensive, easy to read, one-page report. They can use the information for confidence when sending money, to verify what they have been told by the company staff or to try to track down a company that has not fulfilled the obligations to the customer.

The variations on the types of businesses we can develop allows our product to be sold across multiple market spaces. We are not limited to a single market or model.

The strategic partnerships with each of our individual in house projects are invaluable. For our Drinx app, we are finalizing terms with a well-known, long term New York City restaurateur and club owner, Lesly Bernard. His knowledge and market experience will allow New York City to be our base city in the Drinx service and expand from there.  Bernard will consult and advise on the development of the look and feel of the app and will participate in the launch of the app in each city.  He will lead project management and will be active in the marketing of the service.  In exchange for his time and efforts, Bernard has agreed in principal to take a minority equity position in the Drink app.  Final terms are currently being negotiated.  For our Rooster app we are finalizing terms with a well-known Hollywood hair and stylist to male celebrities, Natalia Bruschi. We have agreed to bring Bruschi on as a partner of Rooster in exchange for her efforts and access helping market the Rooster product. Bruschi will develop a line of hair care products that we will include in the Rooster product catalog. She will use her best efforts to help introduce and market the product line to her celebrity clientele and associates, which includes top male stars from film and television, and her product line will exclusively be available on Rooster. She will advise on design and other aspects of marketing and will allow us to use her marketing materials to sell Rooster product. In exchange for her time and efforts Bruschi will receive equity in the Rooster to be formed during construction of the APP and website. Final terms are currently being negotiated.

We have also engaged an IR/PR team to help create marketing campaigns and create editorial content for each of our businesses as we launch. We have begun using these services for Smartrade and soon B2BCHX. We are planning the launches of Drinx and Rooster to coincide with a well-timed and placed marketing campaign.

Employees

We currently have one full time employee who does have a formal employment agreement. We plan to hire additional employees as needed as the Company grows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o APPlife Digital Solutions, Inc. 338 North Market Street, #161, San Jose, CA 95110

Name and Business Address	Age	Position

Matthew Reid	48	CEO, CFO, President, Treasurer and Chairman of the Board of Directors

Matthew Reid, 48, CEO, CFO, President, Secretary and Director.  Matthew Reid is an experienced founder who has worked in the venture capital and private equity industry for the past 15 years where he has focused on sales, management, marketing and business development.  He has owned and operated several successful businesses ranging from a commercial real estate mortgage company to a media investment group.  During the last five years Mr. Reid has been working for himself developing apps and project that eventually lead to the creation of the Company and has not worked at any other companies.  Mr. Reid holds a Bachelor of Arts degree from New York University.

Board Composition

Our By-Laws provide that the Board of Directors directors which shall constitute the whole board shall not be less than one (1) nor more than seven (7) or such other maximum number of directors as permitted by the Nevada General Corporation Law.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has decided not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is as follows:

Rose, Snyder & Jacobs LLP

15821 Ventura Blvd., Suite 490, Encino, CA 91436

Phone: (818) 461-0600

Code of Ethics

The Company does not have a written code of ethics that applies to the Company’s officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

None of our officers or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Compliance with Section 16(a) Of the Exchange Act

Upon the effectiveness of this registration statement of which this prospectus is a part, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended. Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

Our sole officer and director does not currently take any formal salary for his services to the Company.  He was issued 12,239,209 founders shares at inception and on September 27, 2018 he was issued 90,000,000 shares for his services to be rendered over the next four years.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no formal employment contracts, or other contracts with our officers or directors.  The Company issued 90,000,000 shares of common stock to sole officer for his services rendered as CEO. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 27, 2018, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 117,641,185 shares of our common stock issued and outstanding as of September 27, 2018. As of September 27, 2018, we did not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock. Unless otherwise indicated, the address of each officer and director listed below is c/o APPlife Digital Solutions, Inc., 338 N Market Street, #161, San Jose, CA 95110.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Matt Reid (1)	Common	102,239,109 Shares	86.9%
All Officers and Directors Stephen Solarsh	Common Common	102,239,109 Shares 10,900,327 Shares	86.9 9.27	% %

______________

(1)	Officer and Director.

RELATED PARTY TRANSACTIONS

During the period from March 5, 2018 (inception) to September 30, 2018, the Company received advances from its officer to pay for operating expenses. The balance due to the officer at September 30, 2018 totaled $9,580. There are no definitive repayment terms and no interest is accruing on these advances.  The Company also issued 90,000,000 shares to its officer for services to be rendered over the next four years. In July and August and through September 21, 2018, the Company issued 2,042,484 was issued to a family member of the officer.  On September 27, 2018, the Company issued 5,714,285 shares of common stock to a family member of the officer in exchange for $500,000.  Pursuant to the agreement an additional 2,285,714 bonus shares were issued to the family member of the officer.

The Company has a balance payable totaling $100,000 to a Smartrade in which they hold 7.66% ownership.

PLAN OF DISTRIBUTION

The Selling Security Holders may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or
•	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The Selling Security Holder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 117,641,185 shares are issued and outstanding as of September 27, 2018. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock other than disclosed in the “Convertible Note” paragraph above.

Security Holders

As of September 27, 2018, there were 117,641,185 shares of our common stock issued and outstanding, which were held by 39 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Action Stock Transfer Corp., as transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

Action Stock Transfer Corp.

2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121

(801) 274-1088

Admission to Quotation on the OTC Bulletin Board or Another Over-the-Counter Quotation Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board or the OTCQB or OTCQX tiers of OTC Markets Group’s over-the-counter market. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or another over-the-counter quotation board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The over-the-counter quotation boards differ significantly from national and regional stock exchanges in that they

(1)	are not situated in a single location but operate through communications of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialists” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board or another over-the-counter quotation board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If our securities meet the qualifications for trading securities on the OTC Bulletin Board or another over-the-counter quotation board, our securities would be eligible to trade on that over-the-counter quotation board, but there is no guarantee that our securities would ever trade. We may not now or ever qualify for quotation on any over-the-counter quotation board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 117,641,185 shares of our common stock prior to this offering, and we will have outstanding 117,641,185 shares of our common stock after conclusion of this offering. All of the shares registered in the registration statement of which this prospectus forms a part will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 114,029,633 unregistered shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, or another exemption from registration under the Securities Act.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us other than as disclosed below, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of the Company as of June 30, 2018, have been included herein in reliance on the report of Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111. We have issued Brunson Chandler & Jones, PLLC, 245,098 shares of our common stock in consideration of legal services rendered and those shares are being registered under this registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Rose, Snyder & Jacobs LLP is our independent registered public accounting firm. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

APPLIFE DIGITAL SOLUTIONS, INC
UNAUDITED BALANCE SHEET

	September 30, 2018	June 30, 2018

ASSETS

Current Assets
Cash	$550,566	$11,490
Prepaid expenses and other current assets	-	10,000
Total Current Assets	550,566	21,490

Investment in affiliate	164,286	100,000

Total Assets	714,852	121,490

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$7,699	$26,497
Due to officer	9,580	9,580
Due to Smartrade Exchange Services, Inc.	100,000	100,000
Notes payable	83,000	73,000
Total Current Liabilities	200,279	209,077

Stockholders’ equity
Common stock, $0.001 par value, 500,000,000 shares authorized, 117,516,335 shares issued and outstanding	117,516	17,239
Additional paid-in capital	601,403	67,761
Accumulated (deficit)	(204,346)	(172,587)
	514,573	(87,587)

Total Stockholders’ Equity (Deficit)	514,573	(87,587)

Total Liabilities and Stockholders’ Equity	$714,852	$121,490

The accompanying notes are an integral part of these financial statements

APPLIFE DIGITAL SOLUTIONS, INC
UNAUDITED STATEMENTS OF OPERATIONS

For the Three Months Ended September 30, 2018

Revenues	$-

Operating expenses	30,266

Total operating expenses	30,266

Loss from operations	(30,266)

Other Expense
Interest expense	(1,493)

Net loss before provision for income taxes	(31,759)

Provision for income taxes	-

Net Loss	(31,759)

Basic and diluted loss per share	$(0.00)

Average number of common shares outstanding - basic and diluted	18,987,401

The accompanying notes are an integral part of these financial statements

APPLIFE DIGITAL SOLUTIONS, INC
UNAUDITED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDING SEPTEMBER 30, 2018

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

Balance, June 30, 2018	17,239,093	$ 17,239	$ 67,761	$ (172,587)	(87,587)

Common stock issued to founders	-	-	-	-	-
Common stock issued for cash	10,181,994	10,182	598,356	-	608,538
Common stock issued to employees	90,000,000	90,000	(70,469)	-	19,531
Common stock issued for services	95,249	95	5,755	-	5,850
Net loss	-	-	-	(31,759)	(31,759)

Balance, September 30, 2018	$ 117,516,336	$ 117,516	$ 601,403	$ (204,346)	$ 514,573

The accompanying notes are an integral part of these financial statements

APPLIFE DIGITAL SOLUTIONS, INC
UNAUDITED STATEMENTS OF CASH FLOWS

For the Three Months Ended September 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,759)
Adjustment to reconcile change in net loss to net cash used in operating activities:
Issuance of common stock for services	5,850
Issuance of common stock to employee	19,531
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	10,000
Accounts payable and accrued expenses	(18,798)

NET CASH USED IN OPERATING ACTIVITIES	(15,176)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in affiliate	(64,286)

NET CASH USED IN INVESTING ACTIVITIES	(64,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	10,000
Proceeds from issuance of common stock	608,538

NET CASH PROVIDED BY FINANCING ACTIVITIES	618,538

Net increase in cash and cash equivalents	539,076

Cash and cash equivalents, beginning of period	11,490

Cash and cash equivalents, end of year	$550,566

The accompanying notes are an integral part of these financial statements

APPLIFE DIGITAL SOLUTIONS, INC.

Notes to the Financial Statements

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

APPlife Digital Solutions, Inc. (the “Company”) was formed March 5, 2018 in Nevada and has offices in San Jose, California and Shanghai, China. The Company’s mission is using digital technology to create APPs and websites that make life, business and living easier, more efficient and just smarter.

Going Concern

The Company has generated losses and negative cash flows from operations since inception.  The Company has historically financed its operations from equity financing. The Company anticipates that additional equity financings to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include cash and investments with an original maturity of three months or less.

Income Taxes

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.  The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the period from March 5, 2018 (inception) to June 30, 2018.  The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of California.

Use of Estimates

Generally accepted accounting principles require that the financial statements include estimates by management in the valuation of certain assets and liabilities. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, fair value of the Company’s stock, stock based compensation, and valuation allowance relating to the Company’s deferred tax assets. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”).  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock.  There were no potentially dilutive securities for the period ended June 30, 2018.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

The investment in Smartrade Exchange Services, Inc is held at cost. See note 2.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments Recognition and Measurement of Financial Assets and Financial Liabilities (Topic 825)". ASU 2016-01 revises the classification and measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU 2016-01 requires the change in fair value of many equity investments to be recognized in net income. ASU 2016-01 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of ASU 2016-01 did not have a material impact to the Company’s financial statements.

2.INVESTMENT IN SMARTRADE EXCHANGE SERVICES, INC.

On May 3, 2018, the Company entered into an agreement to purchase 21% of Smartrade Exchange Services, Inc. (“Smartrade”) for $450,000 in various tranches based on defined milestones. Payment shall be made in five installments, each are 45 days apart, over six months beginning on October 15, 2018, as each milestone is completed. On the date the agreement, Smartrade issued 4.66% of its common stock, on a fully diluted basis, to the Company. In exchange, the Company shall pay $100,000 to Smartrade on October 15, 2018. On September 4, 2018, the Company acquired an additional 3% of Smartrade’s common stock which brought the Company’s total investment in Smartrade to 7.66%.  The investment in Smartrade is being recorded at cost on the Company’s balance sheet.

3.NOTES PAYABLE

During the period from March 5, 2018 (inception) to June 30, 2018, the Company engaged GHS Investments, LLC (“GHS”) to provide funding.  GHS paid expenses on behalf of the Company and charged a commitment fee in the form of promissory notes.  The notes carry an 8% annual interest rate that mature through January 14, 2019 and the balance of notes payable at September 30, 2018 was $83,000.  Interest expense accrued during the period was $1,493.

4.RELATED PARTY TRANSACTIONS

Due to Officer

During the period from March 5, 2018 (inception) to September 30, 2018, the Company received advances from their officer to pay for operating expenses. The balance due to the office at September 30, 2018 totaled $9,580. There are no definitive repayment terms and no interest is accruing on these advances.

4.RELATED PARTY TRANSACTIONS (Continued)

Due to Smartrade

The Company has a balance payable totaling $100,000 to a private company in which they hold 7.66% ownership. See note 2

5.CONCENTRATIONS

Cash Concentration

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits.  At September 30, 2018, the Company had about a $300,000 uninsured balance and has not experienced any losses in such accounts.

6.COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business.  The Company was not a party to any specific legal actions or claims at September 30, 2018.

Other Contingencies

Upon the completion of an initial public offering, the Company will issue stock options equivalent to 3% of the fully diluted common stock to a vendor for services.

7. SHAREHOLDERS’ EQUITY

Common Stock

As of September 30, 2018, there were 117,516,335 shares of common stock issued and outstanding.

At inception, the Company issued 15,850,202 shares of common stock to its founders.

During the period ended September 30, 2018, the Company issued 10,181,994 shares of common stock pursuant to subscription agreements between $0.049 and $0.0625 per share, or $608,538.

During the period ended September 30, 2018, the Company issued 95,249 shares of common stock to consultants for services valued between $0.0612 and $0.0625 per share, or $5,850.

During the period ended September 30, 2018, the Company issued 90 million shares of restricted common stock to the officer as compensation for services as Chief Executive Officer.  The shares vest over four years and were valued at $0.0625, or $5,625,000.

The Company determined fair value of its shares of common stock based on the price at which the Company was selling its shares of common stock to third party investors.

8. SUBSEQUENT EVENTS

The Company has evaluated events occurring after the date of the accompanying balance sheet through December 20, 2018, the date the financial statements are available to be issued. The Company identified the following material subsequent events:

In October 2018, the Company issued 171,429 shares of common stock pursuant to subscription agreements at $0.0875 per share, or $15,000.

In October 2018, the Company agreed to purchase an additional 1% of the total common stock of Smartrade for $21,428.

INDEX TO AUDITED FINANCIAL STATEMENTS

Notes to the Financial Statements34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM40

Balance Sheet41

Statement of Operations42

Statement of Stockholders’ Equity (Deficit)43

Statement of Cash Flow44

Notes to the Financial Statements45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders of

APPlife Digital Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of APPlife Digital Solutions, Inc. (the Company) as of June 30, 2018, and the related statements of operations, shareholders’ equity, and cash flows for the period from March 5, 2018 (inception) to June 30, 2018, and the related notes to the financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the period from March 5, 2018 (inception) to June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred significant operating losses and negative cash flows from operations, during the period from March 5, 2018 (inception) to June 30, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2018.

Encino, California

September 28, 2018

APPLIFE DIGITAL SOLUTIONS, INC.

Balance Sheet

June 30,
2018
ASSETS
Current Assets
Cash and cash equivalents	$11,490
Prepaid expenses and other current assets	10,000
Total Current Assets	21,490

Investment in affiliate	100,000

TOTAL ASSETS	$121,490

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$26,497
Due to officer	9,580
Due to Smartrade Exchange Services, Inc.	100,000
Notes payable	73,000
Total Current Liabilities	209,077

Commitments and Contingencies, note 6

TOTAL LIABILITIES	209,077

Stockholders’ Equity (Deficit)
Common stock: 500,000,000 authorized; $0.001 par value 17,239,093 shares issued and outstanding	17,239
Additional paid-in capital	67,761
Accumulated deficit	(172,587)
Total Stockholders’ Equity (Deficit)	(87,587)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$121,490

The accompanying notes are an integral part of these financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

Statement of Operations

For the Period From
March 5, to June 30,
2018

Revenues	$-
Operating expenses	171,090
Loss from operations	(171,090)

Other Expense
Interest Expense	(1,497)
Net loss before provision for income taxes	(172,587
Provision for income taxes	-
Net loss	$(172,587)
Basic and diluted loss per share	$(0.01)
Average number of common shares outstanding – basic and diluted	15,980,428

The accompanying notes are an integral part of these financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

Statement of Stockholders’ Equity (Deficit)

For the Period from March 5, 2018 (Inception) to June 30, 2018

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, March 5, 2018 (Inception)	-	$-	-	$-	$-	$-	$-

Stock issued to founder for services	-	-	15,850,202	15,850	(15,850)	-	-
Stock issued for cash	-	-	351,309	351	21,149	-	21,500
Stock issued for services	-	-	1,037,582	1,038	62,462	-	63,500
Net loss	-	-	-	-	-	(172,587)	(172,587)

Balance, June 30, 2018	-	$-	17,239,093	$17,239	$67,761	$(172,587)	$(87,587)

The accompanying notes are an integral part of these financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

Statement of Cash Flow

From Inception to June 30,
2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(172,587)
Adjustments to reconcile net loss to net cash from operating activities:
Issuance of common stock for services	63,500
Issuance of notes payable for services	73,000
Changes in operating assets and liabilities:
Prepaid expenses and deposits	(10,000)
Accounts payable and accrued liabilities	36,077
Net cash used in continued operating activities	(10,010)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	21,500
Net cash provided by financing activities	21,500
Net increase in cash and cash equivalents	11,490
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	11,490

Non-Cash Investing and Financing Activity:
Vendors paid by officer	$9,580

The accompanying notes are an integral part of these financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

Notes to the Financial Statements

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

APPlife Digital Solutions, Inc. (the “Company”) was formed March 5, 2018 in Nevada and has offices in San Jose, California and Shanghai, China. The Company’s mission is using digital technology to create APPs and websites that make life, business and living easier, more efficient and just smarter.

Going Concern

The Company has generated losses and negative cash flows from operations since inception.  The Company has historically financed its operations from equity financing. The Company anticipates that additional equity financings to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include cash and investments with an original maturity of three months or less.

Income Taxes

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.  The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the period from March 5, 2018 (inception) to June 30, 2018.  The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of California.

Use of Estimates

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Generally accepted accounting principles require that the financial statements include estimates by management in the valuation of certain assets and liabilities. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, fair value of the Company’s stock, stock based compensation, and valuation allowance relating to the Company’s deferred tax assets. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”).  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock.  There were no potentially dilutive securities for the period ended June 30, 2018.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally unobservable inputs and not corroborated by market data.

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

The investment in Smartrade Exchange Services, Inc is held at cost. See note 2.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments Recognition and Measurement of Financial Assets and Financial Liabilities (Topic 825)". ASU 2016-01 revises the classification and measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU 2016-01 requires the change in fair value of many equity investments to be recognized in net income. ASU 2016-01 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of ASU 2016-01 did not have a material impact to the Company’s financial statements.

2.INVESTMENT IN SMARTRADE EXCHANGE SERVICES, INC.

On May 3, 2018, the Company entered into an agreement to purchase 21% of Smartrade Exchange Services, Inc. (“Smartrade”) for $450,000 in various tranches based on defined milestones. Payment shall be made in five installments, each are 45 days apart, over six months beginning on October 15, 2018, as each milestone is completed. On the date the agreement, Smartrade issued 4.66% of its common stock, on a fully diluted basis, to the Company. In exchange, the Company shall pay $100,000 to Smartrade on October 15, 2018. The investment in Smartrade is being recorded at cost on the Company’s balance sheet.

3.NOTES PAYABLE

During the period from March 5, 2018 (inception) to June 30, 2018, the Company engaged GHS Investments, LLC (“GHS”) to provide funding.  GHS paid expenses on behalf of the Company and charged a commitment fee in the form of promissory notes, which are secured by all assets of the Company.  The notes carry an 8% annual interest rate that mature through January 14, 2019 and the balance of notes payable at June 30, 2018 was $73,000.  Interest expense accrued during the period was $1,497.

4.RELATED PARTY TRANSACTIONS

Due to Officer

During the period from March 5, 2018 (inception) to June 30, 2018, the Company received advances from their officer to pay for operating expenses. The balance due to the office at June 30, 2018 totaled $9,580. There are no definitive repayment terms and no interest is accruing on these advances.

4.RELATED PARTY TRANSACTIONS (Continued)

Due to Smartrade

The Company has a balance payable totaling $100,000 to a private company in which they hold 4.66% ownership. See note 2

5.CONCENTRATIONS

Cash Concentration

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits.  At June 30, 2018, the Company had no uninsured balances and has not experienced any losses in such accounts.

6.COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business.  The Company was not a party to any specific legal actions or claims at June 30, 2018.

Other Contingencies

Upon the completion of an initial public offering, the Company will issue stock options equivalent to 3% of the fully diluted common stock to a vendor for services.

Equity Financing Agreement

On April 4, 2018, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not required to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $5,000,000 worth of our common stock, in increments, over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective (the “Open Period”). $5,000,000 was stated to be the total amount of available funding in the Financing Agreement, because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance a market in our common stock will develop or if one does ever develop that the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If no market develops and/or the price of our common stock does not increase, we will not be able to place puts for the full commitment under the Financing Agreement. Upon execution of the Financing Agreement we issued GHS a $67,500 Promissory Note as a commitment fee.

During the Open Period, the Company may, in its sole discretion, deliver a Put Notice to GHS which shall state the dollar amount the Company intends to sell to GHS on a designated closing date. The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 9.99% and a minimum of ten (10) trading days between put notices.

7. SHAREHOLDERS’ EQUITY

Common Stock

As of June 30, 2018, there were 17,239,093 shares of common stock issued and outstanding.

At inception, the Company issued 15,850,202 shares of common stock to its founders.

During the period ended June 30, 2018, the Company issued 351,309 shares of common stock pursuant to subscription agreements at $0.0612 per share, or $21,500.

During the period ended June 30, 2018, the Company issued 1,037,582 shares of common stock to consultants for services valued at $0.0612 per share, or $63,500.

The Company determined fair value of its shares of common stock based on the price at which the Company was selling its shares of common stock to third party investors.

8. SUBSEQUENT EVENTS

The Company has evaluated events occurring after the date of the accompanying balance sheet through September 27, 2018, the date the financial statements are available to be issued. The Company identified the following material subsequent events:

In July and August and through September 21th, 2018, the Company issued 2,239,184 shares of common stock of which 2,042,484 was issued to a family member of the officer.  All common stock issued was valued at $112,038 of which $103,500 worth of shares were issued for services and $8,538 was issued for cash pursuant to a stock subscription agreement.

On September 27, 2018, the Company issued 5,714,285 shares of common stock to a family member of the officer in exchange for $500,000.  Pursuant to the agreement an additional 2,285,714 bonus shares were issued to the family member of the officer.

On September 27, 2018, the Company issued 90 million shares to the officer as compensation for services as Chief Executive Officer.

In September, the Company agreed to purchase an additional 3% of the total common stock of Smartrade for $64,285.71.

Item 12. Incorporation of Certain Information by Reference.

N/A

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Item 13. Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering except the GHS has agreed to pay the legal fees associated with the preparation of this registration statement.

Item	Amount
SEC Registration Fee	$61
Legal Fees and Expenses*	$15,000
Accounting Fees and Expenses*	$17,000
Miscellaneous*	$5,000
Total*	$32,061

Item 14. Indemnification of Officers and Directors

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities

In July and August and through September 21, 2018, the Company issued 2,239,184 shares of common stock of which 2,042,484 was issued to a family member of the officer.  All common stock issued was valued at $112,038 of which $103,500 worth of shares were issued for services and $8,538 was issued for cash pursuant to a stock subscription agreement.

On September 27, 2018, the Company issued 5,714,285 shares of common stock to a family member of the officer in exchange for $500,000.  Pursuant to the agreement, an additional 2,285,714 bonus shares were issued to the family member of the officer.

On September 27, 2018, the Company issued 90,000,000 shares to the officer as compensation for services as Chief Executive Officer.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Counsel on legality of securities being registered
10.1	Equity Financing Agreement dated April 4, 2018 (1)
10.2	Registration Rights Agreement dated April 4, 2018 (1)
23.1	Consent of Rose, Snyder & Jacobs, LLP

(1)Filed with S-1 Registration Statement on October 18, 2018

Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 26, 2018.

APPlife Digital Solutions, Inc.

/s/ Matt Reid
By: Matt Reid
Its: Principal Executive Officer, Principal Accounting Officer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Matt Reid	Principal Executive Officer, Principal Accounting Officer, Secretary and Director	December 26, 2018

the dates stated:

Name	Title	Date

/s/ Matt Reid	Principal Executive Officer, Principal Accounting Officer, Secretary and Director	December 26, 2018